UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2014

NEW SOURCE ENERGY PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35809	38-3888132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

914 North Broadway, Suite 230

Oklahoma City, Oklahoma 73102

(405) 272-3028

(Address of Principal Executive Offices, Including Zip Code)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A (“Amendment No. 1”) amends and supplements the Current Report on Form 8-K filed with the Securities and Exchange Commission by New Source Energy Partners L.P. (the “Partnership”) on February 5, 2014 (the “Initial 8-K”) in connection with the Partnership’s acquisition on January 31, 2014 of working interests in 23 producing wells and related undeveloped leasehold rights in the Southern Dome Field in Oklahoma County, Oklahoma (the “Acquisition”) from CEU Paradigm, LLC, a Delaware limited liability company (“CEU”).

The Partnership disclosed under Item 7.01 of the Initial 8-K that it issued a press release relating to the Acquisition on February 5, 2014, and a copy of this press release was furnished as Exhibit 99.1 to the Initial 8-K. Subsequent to issuing this press release and filing the Initial 8-K, the Partnership discovered an error in the press release that incorrectly referred to CEU as an affiliate of Constellation Energy Partners, an unrelated entity. In order to correct this error, the Partnership issued a corrected press release later on February 5, 2014. This Amendment No. 1 amends and supplements the Initial 8-K to supplement the information furnished under Item 7.01 of the Initial 8-K and to furnish the corrected press release as an exhibit. No other amendments are being made to the Initial 8-K by this Amendment No. 1. This Amendment No. 1 should be read in connection with the Initial 8-K, which provides a more complete description of the Acquisition.

Item 7.01	Regulation FD Disclosure

As described above, the Partnership issued a corrected press release relating to the Acquisition on February 5, 2014. A copy of the corrected press release is furnished as Exhibit 99.1 to this Amendment No. 1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 to this Amendment No. 1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any filing under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Corrected press release dated February 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

New Source Energy Partners L.P.

	By:	New Source Energy GP, LLC,
its general partner

Dated: February 6, 2014	By:	/s/ Kristian B. Kos
Name: Kristian B. Kos
Title: President and Chief Executive Officer